Exhibit 10.2

[BANK OF THE WEST LETTERHEAD]

May 9, 2017

CONDITIONAL WAIVER LETTER

H.D.D. LLC

125 Foss Creek Circle

Healdsburg, CA 95448

Attention: Phillip L. Hurst

Re:	Loan and Security Agreement dated July 6, 2015 (the “Agreement”) executed by H.D.D. LLC (the “Borrower”) and Bank of the West, a California banking corporation (the “Lender”).

Dear Mr. Hurst:

The Lender has become aware of certain breach of the terms of the Agreement, which constitute an Event of Default thereunder. The breach is described as follows (references are to section of the Agreement):

4.21(d) EBITDA to Current Portion of Long-Term Debt plus Interest Expense. Borrower failed to maintain a ratio of (1) EBITDA plus contributions minus unfinanced capital expenditures minus dividends, withdrawals and distributions to (2) Current Portion of Long-Term Debt plus Interest Expense, of not less than 1.25 to 1.0, measured at the end of each fiscal quarter for fiscal quarter ending 3/31/2017.

Except to the extent of this and any prior waiver, the Agreement shall remain unaltered and in full force and effect. This letter shall not be a waiver of any existing Event of Default or breach of a covenant unless specified herein, whether now existing or hereafter occurring and whether now known or hereafter discovered.

This waiver shall be effective only upon receipt by the Bank of the enclosed acknowledgment copy executed by the Borrowers along with your payment for the waiver fee in the amount of $5,000.00. If the foregoing is acceptable, please sign the enclosed copy and return, along with your payment, for the amount due to the undersigned not later than May 23, 2017.

Sincerely,

Bank of the West,

a California banking corporation

By:	/s/ Marina Kremer
Marina Kremer, Vice President

ACCEPTANCE

Borrower accepts the terms and conditions of this Conditional Waiver Letter and agrees to be bound thereby. Borrower acknowledges that this acceptance constitutes Borrower’s representation and warranty that Borrower has made no loans or extensions of credit to any person during the current fiscal year.

Accepted and Agreed to this    9    day of May, 2017

Borrower:

H.D.D. LLC

By:	Truett-Hurst, Inc., Manager

By:	/s/ Phillip L. Hurst
Phillip L. Hurst, Chief Executive Officer/Chairman